UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 12, 2007

RUBBER RESEARCH
ELASTOMERICS, INC.
(Exact name of registrant as specified in charter)

000-15947 (Commission File No.)	41-0843032 (IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

4500 Main Street N.E.
Minneapolis, Minnesota 55421
(Address of principal executive offices)

763-572-1056
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

A Special Meeting of Shareholders was held on October 12, 2007. The Special Meeting was called by two shareholders, Duncan King and Ernest Miller. At the meeting, shareholders elected a slate of four directors to constitute the full Board, consisting of Dr. Winston Salser, Mike Wells, Fred Stark and Mike Nugent.

The votes cast for and withheld are set forth below. There were no broker non-votes.

FOR
Dr. Winston Salser, Mike Wells, Fred Stark and Mike Nugent (with a total of four directors to constitute the full Board)	35,139,170

Duncan King (with a total of one director to constitute the full Board)	13,082,043

Abstain from voting	12,000

Representatives of Messrs. King and Miller have advised us that they intend to challenge in court the voting results. In addition, certain other shareholders, including Dr. Salser and Messrs. Wells and Stark, reserved the right to challenge the call and convening of the special shareholder meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 18, 2007  RUBBER RESEARCH ELASTOMERICS, INC.

By  /s/ WINSTON SALSER
       Winston Salser, Chief Executive officer